EXHIBIT 99.1

FOR IMMEDIATE RELEASE	February 28, 2007
Arcadia Resources, Inc. Announces New Board Member
SOUTHFIELD, Mich. – Arcadia Resources, Inc. (AMEX: KAD), an innovator in consumer healthcare services, today announced the appointment of Joseph Mauriello to its Board of Directors.
“After an extensive search, we determined that Joe would be a great addition to our Board of Directors” said John Elliott, Arcadia Chairman and CEO. “He is a proven leader who will broaden Arcadia’s financial and operational leadership, helping us to meet our long-term growth objectives. “
Mr. Mauriello retired in 2006 as Deputy Chairman & COO of KPMG after 40 years with the firm. He was responsible for its day-to-day operations and financial affairs. As Deputy Chairman, he also chaired the firm’s Management Committee. In addition, Mr. Mauriello was COO for the Americas Region and member of the Boards of KPMG LLP and KPMG Americas. After joining KPMG in 1965, he held a series of leadership positions and serviced some of the firm’s most prestigious global clients. During his career, he specialized in serving global financial services clients in New York, New Jersey, Connecticut and Los Angeles markets. He also served as lead partner for a number of global companies. Prior to his most recent position, he was a member of the Board of Directors of KPMG in 1990-94, and Partner in Charge of the firm’s Financial Institution Practices in 1987-1996.
In addition, Mr. Mauriello serves on the Board of Directors of XL Capital Ltd., the Board of Directors of The Hamilton Funds of the Bank of New York, the Board of Overseers of the School of Risk Management, Insurance and Actuarial Sciences of the Peter J. Tobin College of Business at St. John’s University, and the Board of Trustees of the St. Barnabas Medical Center, Livingston, NJ.
On February 14, 2007 Arcadia Resources, Inc. received notification from the American Stock Exchange that it was no longer in compliance with Amex’s independent director and audit committee requirements as set forth in the Amex Company Guide. The Amex Company Guide requires a listed company’s board to consist of a majority of independent directors (Sections 121(A)(1) and 802(a)) and to have an audit committee of at least three independent directors (Section 121(B)(2)(a)). Amex has given Arcadia Resources until May 14, 2007 to regain compliance with the Amex requirements. The appointment of Joseph Mauriello to both the Board of Directors and the Audit Committee should satisfy Amex requirements related to the composition of these two bodies.
About Arcadia Resources
Arcadia Resources, Inc. is a national provider of home care services and products, including respiratory and durable medical equipment; non-medical and medical staffing, including travel nursing; a mail-order pharmacy; and a catalog of health care-oriented products, also available for purchase on www.arcadiahomehealth.com and other leading retailer websites. Through industry partnerships, the Company is also establishing walk-in routine (non-emergency) medical clinics inside of supercenter retail stores. Arcadia’s comprehensive solutions help organizations operate more effectively and with greater flexibility, while enabling individuals to manage illness and injury in the comfort of their own homes or through the convenience of local health care sites. For more information, visit: www.arcadiaresourcesinc.com.
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended, if applicable to the Company, and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for retail store health clinic services, required capital investment, build-out schedules, competition, and other factors. Actual results may differ materially from those anticipated or implied in the forward-looking statements, which speak only as of the date hereof. Additional information that could materially affect the Company may be found in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.
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Investor Contact: Krista Finkbeiner at Arcadia Resources, Inc. (239) 434-8884
Media Contact: Andrew Frank or Dan Fleshler at Kreab/Strategy XXI Group: (212) 935-0210